Exhibit 99.1

SMSC Reports Third Quarter of Fiscal Year 2012 Financial Results

Hauppauge, N.Y. – January 9, 2012 – SMSC (NASDAQ: SMSC) today announced financial results for its third quarter of fiscal 2012, ended November 30, 2011.

Third Quarter Fiscal Year 2012 Highlights:
•	Quarterly revenue of $106.2 million:
o	Record revenue of $23.5 million for Automotive Products
o	Record revenue of $14.4 for Wireless Audio Products
•	Strict operating expense management, resulting in lower than expected non-GAAP operating expenses of $ 42.1 million,
•	Strong cash generation from operations of $15.8 million,
•	Share repurchases of approximately $15 million,
•	Cash and investments of approximately $169 million.

Total revenue for the third quarter of fiscal 2012 was $106.2 million, a decrease of approximately 1 percent when compared to the same prior year period and a decrease of approximately 6 percent sequentially.  Third quarter revenue included $11.6 million in sales related to the BridgeCo acquisition. Non-GAAP gross margin was 52.7 percent compared to 55.4 percent for the same prior year period and 54.6 percent in the second quarter of fiscal 2012. GAAP gross margin was 50.1 percent compared to 52.1 percent for the same prior year period and 53.6 percent in the second quarter of fiscal 2012.   GAAP and non-GAAP gross margin are lower than expected mainly as a result of a $2.2 million excess inventory reserve for an end of life automotive product.  Non-GAAP net income was $4.8 million, or $0.21 per diluted share, compared to non-GAAP net income of $12.0 million, or $0.52 per diluted share in the third quarter of fiscal 2011 and $8.4 million, or $0.36 per diluted share in the second quarter of fiscal 2012. GAAP net loss for the third quarter of fiscal 2012 was $3.3 million, or $0.15 per diluted share, compared to GAAP net loss of $4.6 million, or $0.20 per diluted share for the same prior year period and net income of $11.9 million, or $0.51 per diluted share in the second quarter of fiscal 2012. The lower than expected GAAP and non-GAAP net income and earnings per diluted share are mainly a result of a higher effective tax rate for the third quarter.

“Despite some very challenging macroeconomic conditions, we delivered on the top-line and reduced operating expenses in the third quarter,” said Christine King, President & Chief Executive Officer.  “Both our automotive and wireless audio products achieved quarterly revenue records. However, this was offset by weak PC, industrial and other consumer product demand. We are projecting fourth quarter sales of $89 to $93 million, reflecting a steeper than historical seasonal decline due to the combination of a continued weak demand environment and lower post holiday consumer product sales. Our current outlook is for revenue to increase in the first quarter of fiscal 2013.”

Ms. King continued, "Our non-GAAP operating expenses for the quarter were down to $42.1 million from $46 million last quarter due to tight expense control and a reduction of variable spending. Going forward, we will continue to align and manage our expenses in light of the weak demand environment to protect our earnings and drive profitability toward our long term target model while investing and focusing on the high growth areas of our business. Our effective tax rate is expected to be unusually high in the second half of this fiscal year due to transition to our international structure and lower global profits. However going forward, we expect this new structure to result in a significantly lower effective tax rate in fiscal 2013."

Business Outlook
Looking ahead to the fourth quarter of fiscal 2012, the Company expects:

•	Revenue in the range of $89 to $93 million,
•	Non-GAAP gross margin to be approximately 54 percent,
•	Non-GAAP operating expenses to be up three to four percent sequentially,
•	Non-GAAP operating income of $4.6 to $6.5 million,
•	The non-GAAP tax is estimated to be approximately $9.5 million,
•	Non-GAAP loss per diluted share in the range of $0.13 to $0.21.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs), restricted stock units and stock options associated with the accounting pursuant to FASB ASC 718, the amortization of acquired intangible assets, restructuring charges and executive transition costs, costs associated with business acquisition related activities including transaction costs, inventory write-up and write-off on acquisitions, the revaluation of contingent consideration and compensation expense on acquisitions, impairment losses, transaction costs related to the building sale and the gain on release of a claim liability.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on January 9, 2012 at 5:00 PM ET, to discuss the Company’s third quarter fiscal 2012 financial results and its business outlook. The teleconference may be accessed by dialing 1-888-208-1711 in the U.S. or 1-913-312-4373 from outside of the U.S.  The teleconference confirmation code is 3463259.  A replay of the call will also be available from January 9 through January 16, 2012.  The replay dial-in number is 888-203-1112 in the U.S. or 719-457-0820 for international callers.  The replay passcode is 3463259.  A webcast, along with presentation materials, will be accessible via the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our ability to realize the expected benefits of acquisitions; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions. SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers. The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications. SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, Kleer® and JukeBlox® wireless audio, embedded system control and analog solutions, including thermal management and RightTouch® capacitive sensing. SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India. Additional information is available at www.smsc.com.

SMSC, MOST, Kleer and JukeBlox are registered trademarks and Smart Mixed-Signal Connectivity, TrueAuto and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Vice President, Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
 (in thousands, except per share amounts)

	Three Months Ended November 30,		Nine Months Ended November 30,

	2011	2010	2011	2010

Sales and revenues	$106,161	$107,025	$322,237	$308,268
Costs of goods sold	52,998	51,270	152,945	142,061

Gross profit on sales and revenues	53,163	55,755	169,292	166,207

Costs and expenses:
Research and development	27,296	28,893	74,455	72,475
Selling, general and administrative	25,807	33,026	65,271	74,425
Restructuring charges	7	146	706	1,014
Revaluation of contingent consideration	(1,110)	(1,083)	(1,491)	(626)
Gain on equity investment	-	(249)	-	(249)
Impairment loss on equity investment	-	3,208	-	3,208
Income (loss) from operations	1,163	(8,186)	30,351	15,960

Interest income	64	241	251	559
Interest expense	(33)	(20)	(109)	(114)
Other expense, net	(469)	(139)	(425)	(475)

Income (loss) before provision for income taxes	725	(8,104)	30,068	15,930

Provision for (benefit from) income taxes	4,002	(3,530)	15,276	6,975

Net (loss) income	$(3,277)	$(4,574)	$14,792	$8,955

Net (loss) income per share:
Basic	$(0.15)	$(0.20)	$0.65	$0.40

Diluted	$(0.15)	$(0.20)	$0.63	$0.39

Weighted average common shares outstanding:
Basic	22,486	22,679	22,847	22,586
Diluted	22,486	22,679	23,324	22,969

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	November 30, 2011	February 28, 2011
Assets
Current assets:
Cash and cash equivalents	$141,841	$170,387
Accounts receivable, net	50,654	64,714
Inventories	43,884	47,232
Deferred income taxes	18,680	31,156
Other current assets	15,854	8,047

Total current assets	270,913	321,536

Property, plant and equipment, net	65,126	67,382
Goodwill	115,683	77,273
Intangible assets, net	32,939	31,745
Long-term investments	26,812	29,490
Investments in equity securities	2,042	2,042
Deferred income taxes	6,161	6,074
Other assets	3,821	3,550

Total assets	$523,497	$539,092

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$20,490	$27,171
Deferred income on shipments to distributors	16,678	16,167
Accrued expenses, income taxes and other current liabilities	62,431	72,459

Total current liabilities	99,599	115,797

Deferred income taxes	4,616	4,519
Other liabilities	21,634	21,869

Shareholders' equity:
Preferred stock	-	-
Common stock	2,791	2,749
Additional paid-in capital	374,202	359,790
Retained earnings	142,083	127,291
Treasury stock, at cost	(127,279)	(101,411)
Accumulated other comprehensive income	5,851	8,488

Total shareholders' equity	397,648	396,907

Total liabilities and shareholders' equity	$523,497	$539,092

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended November 30,
	2011	2010
Gross profit – GAAP basis	$53,163	$55,755
Stock-based compensation (a)	1,035	1,980
Amortization of intangible assets	1,800	1,432
Impact of inventory write-up on acquisitions	-	100
Gross profit– non-GAAP basis	$55,998	$59,267

Income (loss) from operations – GAAP basis	$1,163	$(8,186)

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	1,035	1,980
Research and development	3,346	5,370
Selling, general and administrative	6,626	11,528

Amortization of intangible assets included in:
Costs of goods sold	1,800	1,432
Selling, general and administrative	824	809

Restructuring charges	7	146
Release of claim liability	8	-
Gain on equity investment	-	(249)
Transaction costs - mergers and acquisitions	2	477
Impairment loss on equity investment	-	3,208
Impact of inventory write-up on acquisition	-	100
Impact of revaluation of contingent consideration	(1,110)	(1,083)
Transaction costs - building sale	18	-
Compensation expense on acquisitions	210	310
Income from operations – non-GAAP basis	$13,929	$15,842

Net loss – GAAP basis	$(3,277)	$(4,574)
Non-GAAP adjustments (as scheduled above)	12,766	24,028
Tax effect of non-GAAP adjustments	(4,738)	(7,484)
Net income – non-GAAP basis	$4,751	$11,970

GAAP net loss per share – diluted	$(0.15)	$(0.20)
Non-GAAP income per share – diluted (b)	$0.21	$0.52

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”), restricted stock units and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $0.1 million and $0.2 million in the three month periods ended November 30, 2011 and 2010, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s prior annual employee incentive compensation program.

(b) The weighted average diluted common shares outstanding for purposes of computing non-GAAP diluted income per share is 22,903 and 23,084 thousand shares, which includes 417 and 405 thousand common share equivalents due to the dilutive effect of stock options, for the three month periods ended November 30, 2011 and 2010, respectively. The effect of stock options is not considered when computing GAAP diluted loss per share because their effects are antidilutive.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Nine Months Ended November 30,
	2011	2010
Gross profit – GAAP basis	$169,292	$166,207
Stock-based compensation (a)	342	2,271
Amortization of intangible assets	5,222	3,886
Impact of inventory write-up on acquisitions	369	303
Impact of inventory write-off	588	-
Gross profit– non-GAAP basis	$175,813	$172,667

Income from operations – GAAP basis	$30,351	$15,960

Non-GAAP adjustments:
Stock-based compensation included in: (a)
Costs of goods sold	342	2,271
Research and development	1,646	6,048
Selling, general and administrative	3,042	12,774

Amortization of intangible assets included in:
Costs of goods sold	5,222	3,886
Selling, general and administrative	2,493	2,197

Restructuring charges	706	1,014
Release of claim liability	(550)	-
Gain on equity investment	-	(249)
Transaction costs - mergers and acquisitions	443	831
Impairment loss on equity investment	-	3,208
Impact of inventory write-up on acquisitions	369	303
Impact of inventory write-off	588	-
Impact of revaluation of contingent consideration	(1,491)	(626)
Transaction costs - building sale	75	-
Compensation expense on acquisitions	802	310
Executive transition costs	-	429
Income from operations – non-GAAP basis	$44,038	$48,356

Net income – GAAP basis	$14,792	$8,955
Non-GAAP adjustments (as scheduled above)	13,687	32,396
Tax effect of non-GAAP adjustments	(4,298)	(10,204)
Net income – non-GAAP basis	$24,181	$31,147

GAAP net income per share – diluted	$0.63	$0.39
Non-GAAP net income per share – diluted	$1.04	$1.36

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented.  Cash paid in connection with exercises of SARs totaled $1.3 million and $1.1 million in the nine month periods ended November 30, 2011 and 2010, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s prior annual employee incentive compensation program.